Exhibit 10.10

QUINTILES IMS HOLDINGS, INC.

2017 INCENTIVE AND STOCK AWARD PLAN

AWARD AGREEMENT

(Awarding Restricted Stock Units)

THIS AWARD AGREEMENT (this “Agreement”) is made by and between Quintiles IMS Holdings, Inc., a Delaware corporation (the “Company”), and the Participant named above (the “Participant”) pursuant to the provisions of the Quintiles IMS Holdings, Inc. 2017 Incentive and Stock Award Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference. Capitalized terms not defined in this Agreement shall have the meanings given to them in the Plan.

WITNESSETH:

WHEREAS, the Participant is providing services to the Company, or affiliate or a subsidiary of the Company, in a capacity described in Section 5(a) of the Plan; and

WHEREAS, the Company considers it desirable and in its best interests that the Participant be given a personal stake in the Company’s growth, development and financial success through the grant of Restricted Stock Units (the “RSUs”) that will settle in shares of Stock (“Shares”) when and as they vest. Each RSU represents an unfunded and unsecured right to receive one Share. RSUs are not property or Shares prior to settlement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1. Grant of RSUs. Pursuant to the Plan, the Company has granted to the Participant on [           ] (the “Date of Grant”) an award of [insert number of RSUs] RSUs, subject to the terms and conditions of the Plan and this Agreement.  For the avoidance of doubt, the total number of RSUs is subject to adjustment pursuant to Section 10(c) of the Plan.

Each RSU represents the right to receive one Share to be issued and delivered at the end of the applicable vesting period, subject to the risk of cancellation described herein and in the Plan.  The Participant shall not be deemed to be the holder of, or to have any rights with respect to dividends or other rights of a holder with respect to, any Shares underlying the RSUs unless and until the Company shall have issued and delivered the Shares to the Participant in accordance with Section 4 of this Agreement, and the Participant’s name shall have been entered as the shareholder of record on the books of the Company (if an alternative method of delivery is elected by the Company under Section 4, Participant will be required to take appropriate steps to cause any nominee to transfer Shares into the name of the Participant in order for Participant to become a record holder of the Shares).  Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

2. Vesting. Provided that the Participant continues to be employed by, or provide services to, the Company or any of its affiliates or subsidiaries (“Employment”) through the applicable vesting date, the RSUs shall vest as to [           ] of the shares of Stock underlying the Award on each of the first [number] anniversaries of the Date of Grant (each date, a “Vesting Date”). In no event will any RSUs that are not vested at the time of the termination of the Participant’s Employment become vested following such termination.

3. Termination of Service Relationship. Any RSUs that are not vested at the time of the termination of the Participant’s Employment will be forfeited for no consideration.

4. Settlement in Shares; Taxes.

(a) Not later than thirty (30) days following the applicable date on which any RSUs vest but in no event later than March 15th of the year following the year in which such vesting occurs, the Company shall deliver to the Participant the number of Shares underlying the RSUs that vest on such date.  Payment may be made by issuance of

Shares in the name of the Participant and delivery of such Shares to the Participant or, in the discretion of the Company, by issuance and delivery of such Shares to a financial institution for the account of the Participant, or in any other commercially reasonable manner as may be determined by the Company.

(b) The Participant’s sales or other dispositions of Shares acquired upon settlement of the RSUs will be subject to applicable restrictions under Company policies applicable to the Participant, including those covering insider trading by employees.

(c) Notwithstanding any provision in this Agreement to the contrary, the Company may, in its sole discretion, settle the Participant’s RSUs in the form of (1) a cash payment to the extent settlement in Shares (i) is prohibited under local law, (ii) would require the Participant, the Company and/or the Employer (as defined below) to obtain the approval of any governmental and/or regulatory body in the Participant’s country of residence (and/or country of employment, if different), or (iii) is administratively burdensome; or (2) Shares, but require the Participant to immediately sell such Shares to any brokerage firm and/or third party administrator engaged by the Company to hold the Shares and other amounts acquired under the Plan (in which case, as a condition to the grant of this Award, the Participant hereby expressly and explicitly authorizes the Company to issue sales instructions, on the Participant’s behalf).

(d) The delivery of Shares and the subsequent disposition of those Shares may cause the Participant to be subject to U.S. federal, state, local and/or non-U.S. taxation.  The Participant should consult a tax advisor regarding the tax implications of receiving and disposing of Shares.

(e) Regardless of any action the Company and/or, if applicable, the affiliate of the Company that employs or otherwise engages the Participant (the “Employer”) takes with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, fringe benefit, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of the RSUs, the subsequent issuance or sale of any Shares acquired pursuant to the RSUs and the receipt of any dividends with respect to the Shares, and (b) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.

(f)  Prior to the delivery of Shares upon the vesting of the Participant’s RSUs, if the Participant’s country of residence (and/or the country of employment or engagement, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole Shares otherwise issuable upon the vesting of the RSUs that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares delivered upon such vesting of the RSUs up to the maximum applicable statutory individual rate or rates.  The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items.  In the event that withholding Shares as contemplated herein is prohibited or problematic under applicable law or otherwise may trigger adverse consequences to the Company or the Employer, the Company and/or the Employer may withhold for Tax-Related Items with respect to the Shares issued hereunder in cash from the Participant’s regular salary and/or wages or any other amounts payable to the Participant.  In the event the withholding requirements are not satisfied through the withholding of Shares by the Company or through the Participant’s regular salary and/or wages or other amounts payable to the Participant, no Shares will be issued to the Participant (or the Participant’s estate) upon vesting of the RSUs unless and until satisfactory arrangements (as determined by the Company) have been made by the Participant with respect to the payment of any Tax-Related Items that the Company or the Employer determines, in its sole discretion, must be withheld or collected with respect to such RSUs.  By accepting this grant of RSUs, the Participant expressly consents and agrees to the withholding of Shares and/or withholding from the Participant’s regular salary and/or wages or other amounts payable to the Participant as provided for hereunder.  All other Tax-Related Items related to the RSUs and any Shares delivered in payment thereof are the Participant’s sole responsibility.

5. Restrictive Legends. The Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) or book-entry notations evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE QUINTILES IMS HOLDINGS, INC. 2017 INCENTIVE AND STOCK AWARD PLAN, AS SUCH PLAN MAY BE ALTERED, AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH PLAN. COPIES OF THE FOREGOING PLAN ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN AWARD AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

6. Non-Transferability of RSUs. The RSUs may not be transferred, pledged, hypothecated or assigned except as permitted by Section 10(b) of the Plan.

7. Restrictions on Shares. This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required. The Participant agrees to take all steps the Committee determines are necessary to comply with all applicable provisions of U.S. federal, state and/or non-U.S. securities law in exercising his or her rights under this Agreement. The Committee may impose such restrictions on any Shares acquired pursuant to the vesting and settlement of the RSUs as it deems advisable, including without limitation, minimum holding period requirements and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or under any blue sky, state and/or non-U.S. securities laws as may be applicable to the Shares.

8. Forfeiture; Recovery of Compensation.

(a)The Committee may cancel, rescind, withhold or otherwise limit or restrict the RSUs or delivery of Shares upon settlement of the RSUs at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan (including, but not limited to, Section 6 and Section 9 of the Plan).

(b)By accepting the RSUs, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the RSUs, under the RSUs, including to any Shares acquired under the RSUs or proceeds from the disposition thereof, are subject to Section 9 of the Plan (including any successor provision).

(c)[To the extent the Participant is covered by the Quintiles IMS Holdings, Inc. Change in Control Severance Plan (the “Severance Plan”), adopted on November 5, 2015:  Upon a termination of the Participant’s Employment, the effect of such termination of Employment on the RSUs shall be as set forth in this Agreement, and by accepting the RSUs, the Participant expressly acknowledges and agrees that the treatment of equity awards upon a termination of employment or service set forth in Section 5.01 of the Severance Plan, shall not in any respect apply to the RSUs.]

9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of the Plan and this Agreement shall be binding upon the Participant and his or her beneficiaries, heirs, executors, administrators, successors and assigns.

10. Acknowledgement . The Participant acknowledges and agrees: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of RSUs does not create any contractual or other right to receive future grants of RSUs or any right to continue an employment or other relationship with the

Company (for the vesting period or otherwise); (iii) that the Participant remains subject to discharge from such relationship to the same extent as if the RSUs had not been granted; (iv) that all determinations with respect to any such future grants, including, but not limited to, when and on what terms they shall be made, will be at the sole discretion of the Committee; (v) that participation in the Plan is voluntary; (vi) that the value of the RSUs is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any; and (vii) that the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar benefits.

11. Other Undertakings.  To protect the interests of the Company and its direct and indirect affiliates and subsidiaries (individually, a “QuintilesIMS Company” and collectively, the “QuintilesIMS Companies”), including the confidential information of the QuintilesIMS Companies and the confidential information of their respective customers, data suppliers, prospective customers and other companies with which the QuintilesIMS Companies have a business relationship, and in consideration of the covenants and promises and other valuable consideration described in this Agreement, the Company and the Participant agree as follows:

(a)The Participant acknowledges and agrees that he or she is bound by the confidentiality and other covenants contained in one or more restrictive covenant and confidentiality agreements that he or she has executed with a QuintilesIMS Company, which covenants and agreements are incorporated herein by reference and shall survive any settlement, expiration, forfeiture or other termination of this Agreement or the RSU issuable hereunder. The Participant also acknowledges and agrees that the Company shall be an affiliate for purposes of such restrictive covenant and confidentiality agreements.

(b)The Participant acknowledges that the opportunity to participate in the Plan and the financial benefits that may accrue from such participation, is good, valuable and sufficient consideration for the following:

(i)The Participant acknowledges and agrees that he or she is and will remain bound by the non-competition, non-solicitation and other covenants contained in the restrictive covenant and confidentiality agreement(s) that he or she has executed with any of the QuintilesIMS Companies to the fullest extent permitted by law.

(ii)The Participant further acknowledges and agrees that if the Participant violates the provisions of an agreement referenced in sub-paragraph (i) above that the remedies available for breach of any such covenants shall include the following:  [(x) to the extent then outstanding, the forfeiture of the RSUs for no consideration, and (y) to the extent the RSUs have been settled on or after the date that is 18 months before Participant’s cessation of employment or other engagement, with respect to the Shares issued upon such settlement (including Shares withheld for taxes), the Participant shall pay to the Company an amount equal to (A) the aggregate Fair Market Value of such Shares as of the date of settlement, plus (B) the excess, if any, of the aggregate proceeds of all sales of such Shares over the amount described under subsection (A) above.  (For this purpose, the Participant’s earliest sales of Shares following such settlement will be deemed sales of the Shares acquired upon such settlement.)]

(iii)The Participant further acknowledges and agrees to the Company’s application, implementation and enforcement of (a) the policy set forth in Section 11(b)(ii) of this Agreement and (b) and any provision of applicable law, stock exchange rule or Company policy relating to cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate such policy (as applicable to the Participant) or applicable law, stock exchange rule or any other applicable Company policy without further consent or action being required by the Participant.  For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company.  To the extent that the terms of this Agreement and such policy conflict, the terms of such policy shall prevail.

(iv)By accepting the RSUs, the Participant consents to one or more deductions from any amounts any QuintilesIMS Company owes the Participant from time to time in an aggregate amount equal to all amounts described in subsection (ii) above, to the extent such deductions are permitted by applicable law.  Any such deduction from an amount that constitutes a deferral of compensation under Code Section 409A may only take place at the time the amount would otherwise be payable to the Participant, except to the extent permitted by Code Section 409A.

12. Participant Data Privacy. As a condition of the grant of these RSUs, the Participant consents to the collection, use and transfer of personal data as described in this Section 12. The Participant understands that the Company and its affiliates or subsidiaries hold certain personal information about the Participant, including but not limited to the Participant’s name, home address and telephone number, date of birth, social security number, salary, nationality, job title, shares of Stock or directorships held in the Company, details of all RSUs or other entitlement to shares of Stock awarded, cancelled, settled, vested, unvested or outstanding in the Participant’s favor for the purpose of managing and administering the Plan (“Data”). The Participant further understands that the Company and/or its affiliates or subsidiaries will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any of its affiliates or subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the Participant’s country of residence or elsewhere. The Participant authorizes them to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding shares of Stock on the Participant’s behalf to a broker or other third party with whom the Shares acquired on settlement may be deposited.

The Participant understands that the Participant may, at any time, view Data, request information about the storage and processing of Data, require any amendments to Data or refuse or withdraw the consent herein, in any case without cost, by contacting in writing the his or her local human resources representative.  Further, if the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status or service with his or her Employer will be unaffected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would be unable to administer or maintain the Awards granted to the Participant, including the RSUs.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to receive Awards and participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.

13. Confidentiality. The Participant agrees not to disclose the terms of this Agreement to anyone other than the members of the Participant’s immediate family or the Participant’s counsel or financial advisors and agrees to advise such persons of the confidential nature of this offer.  For the avoidance of doubt, (a) nothing contained in the Agreement or any other agreement containing confidentiality provisions or other restrictive covenants in favor of any the Company or any of its affiliates or subsidiaries shall be construed to limit, restrict or in any other way affect the Participant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity and (b) the Participant will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided that notwithstanding this immunity from liability, the Participant may be held liable if the Participant unlawfully accesses trade secrets by unauthorized means.

14. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth and in the Plan, the terms and conditions of the Plan and this Agreement shall be binding upon the Participant and his or her Beneficiaries, heirs, executors, administrators, successors and assigns.

15. Section 409A; No Deferral of Compensation.  Neither the Plan nor this Agreement is intended to provide for the deferral of compensation within the meaning of Code Section 409A.  If the Company determines that this Agreement is subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion and without Participant consent, amend the Agreement to cause the terms and conditions of the Agreement to comply with Code Section 409A or be exempt from Code Section 409A.  Notwithstanding the foregoing, in no event shall the Company or its subsidiaries or affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Code Section 409A.

16. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Agreement,  and the Addendum (as defined below) and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

Any legal proceeding arising out of the Plan or this Agreement shall be brought exclusively in the federal or state courts located in the State of Delaware.  The Participant agrees to submit to personal jurisdiction and to venue in those courts.  The Participant further agrees to waive all legal challenges and defenses to the appropriateness of Delaware as the site of any such legal proceeding and to the application of the laws of the State of Delaware and any applicable federal laws.

17. Miscellaneous.

(a)Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the last address shown in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)Notwithstanding any provisions of this Agreement to the contrary, the RSUs shall be subject to any special terms and conditions for the Participant’s country of residence (and/or country of employment, if different) set forth in the addendum to this Agreement (the “Addendum”).  Further, if the Participant transfers residency and/or employment to another country set forth in the Addendum, at the time of transfer, any special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the RSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).  In all circumstances, any applicable Addendum shall constitute part of this Agreement.

(c)The Company reserves the right to impose other requirements on the RSUs, any Shares acquired pursuant to the RSUs and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the RSUs and the Plan.  Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(d)The issuance of Shares upon settlement of the RSUs will be contingent upon the Company’s receipt of any agreement, statement or other evidence that the Company and/or the Committee may require to satisfy itself that the issuance of Shares pursuant to the settlement of the RSUs and any subsequent resale of the Shares will be in compliance with all applicable laws and regulations and with the requirements hereof and of the Plan.  The determination of the Committee as to such compliance shall be final and binding on the Participant.  The Participant shall not be deemed to be the holder of, or to have any dividend or other rights of a holder with respect to, any Shares subject to the RSUs unless and until the RSUs shall have been settled pursuant to the terms hereof and of the Plan, the

Company shall have issued and delivered the Shares to the Participant in accordance with this Agreement, and the Participant’s name shall have been entered as the shareholder of record on the books of the Company (if an alternative method of delivery is elected by the Company, the Participant will be required to take appropriate steps to cause any nominee to transfer shares into the name of the Participant in order for the Participant to become a record holder of the Shares).  Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

(e)This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Grant Date has been furnished to the Participant.  By accepting this award of RSUs, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of a conflict between the terms and conditions of this Agreement and the Plan, the Plan shall control, except as expressly provided in Section 4 herein.

(f)Any provision of this Agreement, or the Addendum that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement and the Addendum invalid, illegal, or unenforceable in any other jurisdiction.  If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.  No waiver of any provision or violation of this Agreement or the Addendum by the Company shall be implied by the Company’s forbearance or failure to take action.

18.Acknowledgement and Acceptance.

(a)In accepting the RSUs, the Participant acknowledges and agrees: (i) that the Plan is discretionary in nature and may be amended, cancelled, suspended or terminated by the Company at any time; (ii) that the grant of the RSUs does not create any contractual or other right to receive future grants of RSUs or any right to continue an employment or other relationship with the Company (for the vesting period or otherwise); (iii) that the Participant remains subject to discharge from such relationship to the same extent as if the RSUs had not been granted; (iv) that all determinations with respect to any such future grants, including, but not limited to, when and on what terms they shall be made, will be at the sole discretion of the Committee; (v) that participation in the Plan is voluntary; (vi) that the value of the RSUs is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract if any; and (vii) that the grant of RSUs is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar benefits.

(b)If the Participant does not want to accept the RSUs on the terms and conditions set out in this Agreement, the Plan and/or any related documents, the Participant may choose the “Decline” button.  The RSUs will then be cancelled and no other benefit will be due to the Participant in lieu thereof.  If Participant does not “Decline” the RSUs within thirty (30) days from the Grant Date, the Participant shall be deemed to have accepted the RSUs and shall be deemed to have agreed to the terms and conditions set out in this Agreement, the Plan and/or any related documents.

(c)The grant of the RSUs is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different).  The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the RSUs is not subject to the supervision of the local securities authorities.  No employee of the Company or any of the Company’s subsidiaries is permitted to advise the Participant on whether the Participant should acquire Shares as a result of settlement of the RSUs under the Plan.  Investment in Shares involves a degree of risk.  Before deciding to acquire Shares as a result of settlement of the RSUs, the Participant should carefully consider all risk factors relevant to the acquisition of Shares under the Plan and the Participant should carefully review all of the materials related to the RSUs and the Plan.  In addition, the Participant should consult with the Participant’s personal advisor for professional investment advice.

(d)The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Addendum (if applicable) and the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the award, be drawn up in English.  If the Participant has received this Agreement, the Addendum and the Plan or any other documents related to the award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(e)As a condition to the grant of the RSUs, the Participant agrees to repatriate all payments attributable to the Shares and/or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different).  In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by the Company and its affiliates and subsidiaries and/or the Employer, as may be required to allow the Company and its affiliates and subsidiaries or the Employer to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).  Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).

By choosing the “Accept” button, the Participant accepts the RSUs as described above and the terms and conditions set out in this Agreement, the Plan and any related documents.  Copies of the Plan and such related documents are being provided to Participant as part of this Agreement.

QUINTILES IMS HOLDINGS, INC.

________________________________

James H. Erlinger III

Executive Vice President, General Counsel

& Corporate Secretary